Exhibit 99.1

NEWS RELEASE	TALX

Contact:	L. Keith Graves
Phone:	314-214-7000
E-mail:	lkg@talx.com

TALX REPORTS 79 PERCENT GROWTH IN FOURTH-QUARTER
EARNINGS FROM CONTINUING OPERATIONS;
PROVIDES GUIDANCE FOR FISCAL 2006

     ST. LOUIS, MO (May 11, 2005) – TALX Corporation (NASDAQ: TALX) today reported that earnings from continuing operations increased 79 percent to $7.1 million, or $0.32 per diluted share, for the fiscal fourth quarter ended March 31, 2005, from $4.0 million, or $0.19 per diluted share, for the year-ago period. This earnings growth reflected continued strong revenue gains in The Work Number services, contributions from three acquisitions in the fiscal year, and higher gross and operating margins resulting from cost control and improved leveraging.

     Revenues increased 51 percent for The Work Number services and 30 percent for the tax management services business compared to the year-earlier quarter. Overall, revenues grew 38 percent to $45.9 million from $33.3 million in the year-earlier quarter. Gross profit was up 40 percent to $27.4 million from $19.6 million in the year-ago period, with gross margin rising 80 basis points to 59.8 percent from 59.0 percent the year before.

     Revenues for the full year increased 27 percent to $158.4 million from $124.4 million the year before. Earnings from continuing operations for the period were $16.0 million, or $0.74 per diluted share, which includes a charge of $2.5 million, or $0.12 per diluted share, related to an SEC settlement recorded in the first quarter of fiscal 2005. Excluding this charge, earnings from continuing operations would have been $18.5 million, or $0.86 per diluted share, representing a 48 percent increase compared with $12.5 million, or $0.59 per diluted share, the year before. See attached “Supplemental Financial Information” for a reconciliation of differences from the comparable GAAP measure.

     William W. Canfield, president and chief executive officer, commented, “Fiscal 2005 was an exceptional year for TALX. We continued to execute our focused strategies within The Work Number services, resulting in strong transaction levels which drove significant revenue growth. In our tax management services business, the year benefited from revenues from our acquisitions of an unemployment cost management business at the beginning of the year and two tax credit and incentives companies in October. In addition to their contribution to our financial results, these acquisitions offer two important opportunities. First, we have enhanced our ability to provide best-of-class services to help our clients obtain available hiring and location-based tax credits and better manage their unemployment taxes and related claims processing. Second, we have expanded our cross-selling capabilities with new services and new clients. The success in our core businesses during the year plus the two acquisitions that we announced last month help position TALX for a successful fiscal 2006.”

     The company provided guidance for financial performance for the full year and first quarter of fiscal 2006. For the fiscal year ending March 2006, the company anticipates total revenues to be in the range of $188 million to $193 million and diluted earnings per share from continuing operations to be in the range of $1.02 to $1.10. For the first quarter of fiscal 2006 ending June 2005, the company anticipates total revenues to be in the range of $44 million to $46 million, compared to $36.1 million in the prior year. Diluted earnings per share from continuing operations are anticipated to be in the range of $0.20 to $0.22, compared to $0.01 in the prior year, which includes the $0.12 SEC settlement charge.

     The 51 percent increase in The Work Number services’ fourth-quarter revenues, to $21.2 million from $14.0 million in the year-ago quarter, primarily reflected higher transaction volume and an increase in the number of records in the database. Additionally, the fiscal 2005 fourth quarter includes revenues from the candidate screening and automated hiring services (HireXpress) and employment verification businesses acquired in April 2004. Gross profit for The Work Number services increased 55 percent to $14.9 million from $9.6 million in the year-ago quarter, with gross margin increasing 160 basis points to 70.1 percent from 68.5 percent.

     The total number of employment records in The Work Number services database increased to 106.9 million at March 31, 2005, from 90.1 million a year ago, representing a 19 percent gain. The company added 2.8 million employment records during the quarter, which is a 3 percent increase in total records over the previous sequential quarter. Total employment records under contract, including those in the contract backlog to be added to the database, increased 16 percent to 113.1 million at March 31, 2005, from 97.2 million a year earlier, and 4 percent over the previous sequential quarter total of 109.2 million.

     Revenues from tax management services, formerly referred to as unemployment cost management services, increased 30 percent to $24.0 million from $18.4 million in the year-ago period, primarily representing the contribution from the acquisitions during the year. Gross profit in this business increased 29 percent to $12.2 million from $9.5 million. Gross margin declined 60 basis points to 50.9 percent compared to 51.5 percent in the same quarter last year, reflecting lower margins of the businesses acquired during the year.

     L. Keith Graves, chief financial officer, commented, “We achieved excellent cost control within the company this quarter as we further integrated our acquisitions and realized related cost savings. In addition to the 80 basis point improvement in our gross margin, our SG&A expenses, as a percentage of revenues, improved by 560 basis points compared with the year-earlier quarter. As a result, our operating margin increased 640 basis points for the quarter to a record 26.0 percent.”

     In addition to strong gains in revenue and margins during the 2005 fiscal year, TALX achieved the following:

•	Continued to implement its acquisition strategy with the purchases of an unemployment cost management, employment verification and applicant screening business in April 2004 and two tax credit and incentives companies in October. Further, already in fiscal 2006, TALX has acquired Jon-Jay Associates, Inc., an unemployment cost management and employment verification business, and Glick & Glick Consultants, LLC, a tax credit and incentives company;

•	Generated cash from operating activities of $30 million;

•	Enhanced its management team to position the company for growth;

•	Increased the dividend rate by 20%, paying $3.0 million during the year;

•	Entered into an improved credit facility, enhancing access to capital to support continued growth; and

•	Settled a class-action lawsuit and SEC investigation, removing uncertainty about potential impact on future financial performance.

     A conference call to discuss the company’s fiscal 2005 fourth quarter and annual performance, as well as its outlook, is scheduled for Thursday, May 12, at 9:00 a.m. Central Daylight Time. To participate in this call, dial (800) 288-8974. A slide presentation will accompany the call on the Web at www.talx.com/2005. Other information of investor interest can be found at www.talx.com/investor and the corporate governance website is located at www.talx.com/governance. A digitized replay of the call will be available from 2:30 p.m. CDT on Thursday, May 12 through 11:59 p.m. CDT on August 12. The replay number is (800) 475-6701 and the access code is 781316.

     TALX Corporation is a leading business process outsourcer of payroll data-centric services. Based in St. Louis, Missouri, TALX holds a leadership position in two key employment-related services — automated employment and income verification services via The Work Number® and tax management services via UC eXpress®. TALX also provides paperless payroll services, W-2 services, time entry and approval services, automated hiring services, and tax credit consulting and administrative services. The company’s common stock trades on The Nasdaq National Market under the symbol TALX. For more information about TALX Corporation, call 314-214-7000 or access the company’s Web site at www.talx.com.

     Statements in this news release expressing or indicating the beliefs and expectations of management regarding future performance are forward-looking statements including, without limitation, favorable operating trends, anticipated revenue and diluted earnings per share for the first quarter of fiscal 2006 and for the fiscal year ending March 2006, and any other plans, objectives, expectations and intentions contained in this release that are not historical facts. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, without limitation, the risks detailed in the company’s Form 10-Q for the quarterly period ended September 30, 2004 under the caption “Risk Factors” in “Part I – Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Risk Factors,” and those described in other documents and reports we file from time to time with the Securities and Exchange Commission, press releases and other communications. These risks include, but are not limited to (1) risks related to our ability to increase the size and range of applications for The Work Number database and successfully market current and future services and our dependence on third-party providers to do so; (2) the risk that our revenues from The Work Number may fluctuate in response to changes in certain economic conditions such as residential mortgage activity and employment trends; (3) risks relating to the dependence of the market for The Work Number on mortgage documentation requirements in the secondary market and the risk that our revenues and profitability would be significantly harmed if those requirements were relaxed or eliminated; (4) risks associated with our ability to prevent breaches of confidentiality as we perform large-scale processing of verifications; (5) risks associated with our ability to maintain the accuracy, privacy and confidentiality of our clients’ employee data; (6) risks associated with changes in economic conditions or unemployment compensation laws; (7) the risk to our future growth due to our dependence on our ability to effectively integrate acquired companies and capitalize on cross-selling opportunities; (8) risks associated with future challenges regarding applicability of the Fair Credit Reporting Act or any new privacy legislation or interpretation of existing laws; (9) risks relating to the applicability of the SUTA Dumping Prevention Act of 2004 to our tax planning services; and (10) the risk of interruption of our computer network and telephone operations, including potential slowdown or loss of business as potential clients review our operations. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by our forward-looking statements. We do not undertake any obligation or plan to update these forward-looking statements, even though our situation may change.

— tables attached —

TALX Corporation and Subsidiaries
Supplemental Financial Information

The company sometimes uses information derived from consolidated financial information but not presented in the financial statements prepared in accordance with generally accepted accounting principles (“GAAP”). Specifically, in this release, the company has used non-GAAP financial measures to eliminate the effect on earnings from continuing operations and diluted earnings per share of a $2.5 million charge recorded in connection with a settlement with the SEC.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We use these non-GAAP measures internally to evaluate the performance of the business, including allocation of assets and resources, planning, comparison of financial performance between historical periods and evaluation and compensation of management and staff. We believe that the presentation of these non-GAAP financial measures provides useful information to investors because these measures exclude elements that we do not consider to be indicative of earnings from our ongoing operating activities and allow for an equivalent comparison to prior-period results.

Reconciliation of the Fiscal 2005 Adjusted Earnings from Continuing Operations to GAAP Earnings from Continuing Operations:

Adjusted earnings from continuing operations	$18.5 million
Less: SEC settlement charge	2.5 million

GAAP earnings from continuing operations	$16.0 million

Reconciliation of the Fiscal 2005 Adjusted Diluted Earnings Per Share to GAAP Diluted Earnings Per Share:

Adjusted diluted EPS from continuing operations	$0.86
Less: SEC settlement charge	0.12

GAAP diluted EPS from continuing operations	$0.74

TALX Corporation and Subsidiaries
Consolidated Statements of Earnings
(dollars in thousands, except share information)
(unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2005	2004	2005	2004
Revenues:
The Work Number services	$21,210	$14,010	$65,373	$46,608
Tax management services	24,041	18,427	90,208	73,667
Maintenance and support	613	825	2,814	4,120

Total revenues	45,864	33,262	158,395	124,395

Cost of revenues:
The Work Number services	6,336	4,415	18,645	13,947
Tax management services	11,797	8,939	45,064	37,986
Maintenance and support	291	270	1,008	1,320

Total cost of revenues	18,424	13,624	64,717	53,253

Gross profit	27,440	19,638	93,678	71,142

Operating expenses:
Selling and marketing	7,090	6,382	27,693	23,862
General and administrative	8,436	6,734	32,845	26,052
SEC settlement charge	—	—	2,500	—

Total operating expenses	15,526	13,116	63,038	49,914

Operating income	11,914	6,522	30,640	21,228

Other income(expense), net:
Interest income	102	21	224	71
Interest expense	(834)	(179)	(2,944)	(919)
Other, net	(5)	(2)	(5)	3

Total other income (expense), net	(737)	(160)	(2,725)	(845)

Earnings from continuing operations before income tax expense	11,177	6,362	27,915	20,383
Income tax expense	4,090	2,402	11,887	7,890

Earnings from continuing operations	7,087	3,960	16,028	12,493
Discontinued operations, net of income taxes:
Earnings from discontinued operations, net	—	43	15	173
Gain on disposal of discontinued operations, net	142	26	567	26

Earnings from discontinued operations	142	69	582	199

Net earnings	$7,229	$4,029	$16,610	$12,692

Basic earnings per share:
Continuing operations	$0.34	$0.19	$0.78	$0.61
Discontinued operations	0.01	0.01	0.02	0.01

Net earnings	$0.35	$0.20	$0.80	$0.62

Diluted earnings per share:
Continuing operations	$0.32	$0.19	$0.74	$0.59
Discontinued operations	0.01	—	0.03	—

Net earnings	$0.33	$0.19	$0.77	$0.59

Weighted average number of shares outstanding (basic)	20,783,923	20,467,155	20,636,419	20,342,852

Weighted average number of shares outstanding (diluted)	21,991,919	21,404,787	21,635,118	21,339,839

TALX Corporation and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands, except share information)

	March 31, 2005	March 31, 2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,399	$8,568
Short-term investments	7,615	1,475
Accounts receivable, less allowance for doubtful accounts of $3,173 at March 31, 2005, and $1,096 at March 31, 2004	19,718	15,456
Work in progress, less progress billings	3,713	1,714
Prepaid expenses and other current assets	5,282	10,406
Deferred tax assets, net	1,683	30

Total current assets	49,410	37,649
Restricted cash	—	38,645
Property and equipment, net of accumulated depreciation of $18,572 at March 31, 2005, and $13,044 at March 31, 2004	11,414	8,966
Capitalized software development costs, net	3,374	3,186
Goodwill	136,143	106,739
Other intangibles, net	45,448	17,387
Other assets	1,130	1,418

	$246,919	$213,990

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,054	$1,374
Accrued expenses and other current liabilities	16,502	16,794
Dividends payable	835	682
Current portion of long-term debt	—	10,000
Deferred revenue	5,203	2,803

Total current liabilities	24,594	31,653
Deferred tax liabilities, net	10,083	5,912
Long-term debt, less current portion	57,500	40,000
Other non-current liabilities	2,878	2,608

Total liabilities	95,055	80,173

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; authorized 5,000,000 shares and no shares issued or outstanding at March 31, 2005, and 2004	—	—
Common stock, $.01 par value; authorized 30,000,000 shares, issued 20,922,011 shares at March 31, 2005, and 13,948,542 shares at March 31, 2004	209	140
Additional paid-in capital	164,937	163,190
Deferred compensation	(223)	—
Accumulated deficit	(12,726)	(25,536)
Accumulated other comprehensive income:
Unrealized (loss)/gain on interest rate swap contract, net of tax expense of $39 at March 31, 2005, and tax benefit of $33 at March 31, 2004	59	(51)
Treasury stock, at cost, 42,275 shares at March 31, 2005, and 301,041 shares at March 31, 2004	(392)	(3,926)

Total shareholders’ equity	151,864	133,817

	$246,919	$213,990

TALX Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Year Ended March 31,
	2005	2004
Cash flows from operating activities:
Net earnings	$16,610	$12,692
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	10,624	8,211
Deferred compensation	35	—
Deferred taxes	2,518	3,108
Net assets of business held for sale	—	374
Change in assets and liabilities, excluding those acquired:
Accounts receivable, net	(2,990)	2,792
Work in progress, less progress billings	(1,999)	(1,098)
Prepaid expenses and other current assets	5,554	(7,670)
Other assets	119	(231)
Accounts payable	461	(186)
Accrued expenses and other current liabilities	(1,560)	4,582
Deferred revenue	460	(1,094)
Other non-current liabilities	217	78

Net cash provided by operating activities	30,049	21,558

Cash flows from investing activities:
Additions to property and equipment	(6,382)	(4,228)
Change in restricted cash	38,645	(38,645)
Acquisitions, net of cash received	(59,316)	(1,741)
Purchases of short-term investments	(11,340)	(3,975)
Proceeds from sale of short-term investments	5,200	1,700
Proceeds from maturity of short-term investments	—	800
Capitalized software development costs	(2,001)	(2,169)

Net cash used in investing activities	(35,194)	(48,258)

Cash flows from financing activities:
Issuance of common stock	3,496	2,105
Purchase of common stock	—	(1,795)
Borrowings under long-term debt facility	18,000	38,747
Repayments under long-term debt facility	(10,500)	(10,763)
Dividends paid	(3,020)	(2,435)

Net cash provided by financing activities	7,976	25,859

Net decrease (increase) in cash and cash equivalents	2,831	(841)
Cash and cash equivalents at beginning of period	8,568	9,409

Cash and cash equivalents at end of period	$11,399	$8,568

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